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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
October 16, 2006

ST ONLINE CORP.
 (Exact name of registrant as specified in its charter)

NEVADA	000-51712	71-0971567
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

359 - 240TH Street
Langley, British Columbia
Canada V3A 6H5
 (Address of principal executive offices and Zip Code)

(604) 534-3879
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 16, 2006, Elena Avdasseva resigned as our secretary and member of the board of directors. Mr. Avdasseva's resignation was not as a result of any disagreement with us on any matter relating to our operations, policies or practices.

On October 16, 2006, Oxana Avdasseva was appointed secretary and a member of our board of directors. Since February 2005, Ms. Avdasseva has been an executive assistant at Lexington Energy Services located in Vancouver, British Columbia, Canada. Lexington Energy Services is engaged in the business of well-testing hydrogen systems. From June 2004 to February 2005, Ms. Advasseva was in charge of accounts receivable for Mr. Rooter, a plumbing company, located in Burnaby, British Columbia. From September 2003 to June 2004, Mr. Avdasseva was an office clerk at Studio 58, the theater department at Langara College, located in Vancouver, British Columbia. From February 2003 to September 2003, Ms. Avdasseva was a customer service representative for RMH Inbound Call Center, a phone company, located in Delta, British Columbia. From September 2001 to February 2003, Ms. Avdasseva was a sales representative/cashier for OFF the Wall, a clothing store located in Burnaby, British Columbia. From May 2000 to September 2001, Ms. Avdasseva was a sales clerk/cashier for Dolce Carezza, a clothing store located in Vancouver, British Columbia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 17th day of October, 2006.

ST ONLINE CORP.

BY:	SCOTT PEDERSEN
Scott Pedersen, president and principal executive officer